Exhibit 99.1

Evergreen Energy Appoints Ilyas Khan as Chairman of its Board of Directors
Industry veteran brings substantial leadership experience in commercializing clean coal technology

DENVER, January 3, 2011 — Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, has appointed Ilyas Khan, 48, as Chairman of its board of directors.  The appointment brings the total board count to seven members.
Thomas H. Stoner, CEO of Evergreen, stated: “I am very excited to welcome Ilyas to our board.  His significant expertise as financer and business builder will be invaluable as we work towards executing the company’s strategic initiatives, particularly with our K-Fuel® technology.  As one of the three founding directors of White Energy Company Limited (WEC.AX), a publically-traded, diversified coal company, Ilyas was instrumental in driving growth from inception through mid-2010.  He has intimate familiarity with the clean coal and coal upgrading sector, and in identifying and overcoming the challenges of commercialization, which include large scale engineering issues related to building a successful plant as well as negotiating with large commercial partners.”
Khan stated: “I am excited to be joining Evergreen’s board as Chairman, and I look forward to working with management to execute on its key milestones with respect to K-Fuel in particular where the opportunity is global in nature. I am also very much motivated by the prospect of leading the effort to capture the undoubted potential that the company possesses.”
A financier by background, Mr. Khan lived and worked in Hong Kong since 1989 before moving back to his home in the United Kingdom in early 2009. He started his career with J Henry Schroder Wagg in 1984 in London, and worked as an investment banker through 1998 at Citigroup (1987 to 1993), UBS (1993 to 1996) and Nomura (1996 to 1998).  In 1998 he founded the TW Indus Group, an investment holding company, which acquired Crosby Capital in 2003. Since 2003, Mr. Khan has served, initially as Chairman and CEO, and latterly as a strategic advisor to Crosby Capital Partners, a privately held Asian-based merchant banking group focusing on natural resources with a particular track record in coal, gold and copper.  In 2008, Mr. Khan was the founding Chairman of privately held Touchstone Gold Holdings, where he remains as a director. Mr. Khan is the major shareholder of Touchstone Gold.
Beginning in 2000, he served as one of the three founding directors of Australian-based White Energy Company Limited (WEC.AX), which developed built and operated plants that upgraded coal in a variety of locations. After WEC diversified into the direct ownership of coal assets, and as Mr. Khan re-located back to live in the United Kingdom, he stepped off the board in mid-2010.
Since June 2009, Mr. Khan has been a trustee and, since September 2009, the Chairman of Leonard Cheshire Disability, a UK-based charity with active operations in over 50 countries and a focus on supporting and caring for disabled people. Leonard Cheshire Disability was established in 1948 and is the world’s largest NGO that focuses on disability.  Mr. Khan holds a B.A. Hons (honors degree) from the University of London’s School of Oriental and African Studies.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.  GreenCert, which is owned exclusively by Evergreen, is a science-based, scalable family of environmental intelligence solutions that quantify process efficiency and greenhouse gas emissions from energy, industrial and agricultural sources and may be used to create verifiable emission reduction credits.  K-Fuel technology significantly improves the performance of low-rank coals, yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission.  Our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by unfavorable decisions in the Buckeye litigation or other material litigation or by our inability to raise sufficient additional capital in a timely manner to pursue the development of our technology.  There is no assurance that we will successfully commercialize our K-Fuel technology as discussed in this release.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Becky Herrick, Lippert / Heilshorn & Associates, 415.433.3777, bherrick@lhai.com
###
2